                                                                    EXHIBIT 12.1

                       ALL AMERICAN COMMUNICATIONS, INC.

        STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                               HISTORICAL
                                    -----------------------------------------------------------------           PRO FORMA
                                                                                                        -------------------------
                                    SIX MONTHS ENDED                                                    SIX MONTHS
                                        JUNE 30,                    YEAR ENDED DECEMBER 31,             ENDED JUNE    YEAR ENDED
                                    -----------------     -------------------------------------------      30,       DECEMBER 31,
                                     1996      1995        1995      1994     1993     1992     1991       1996          1995
                                    -------   -------     -------   ------   ------   ------   ------   ----------   ------------
                                       (UNAUDITED)
EARNINGS:
Income (loss) before taxes from
  continuing operations...........  $ 3,833   $(2,709)    $12,497   $  785   $  555   $2,790   $  239    $  1,611      $  8,464
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
Add:
  Fixed charges...................    6,576     5,405      11,753    6,654    2,156    1,130      578       8,798        15,786
  Less capitalized interest.......      297       361       1,249      399      218      490      165         297         1,249
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
  Adjusted fixed charges..........    6,279     5,044      10,504    6,255    1,938      640      413       8,501        14,537
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
  Capitalized interest
    amortized.....................       74        84         621      256      211      182       98          74           621
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
  Earnings........................  $10,186   $ 2,419     $23,622   $7,296   $2,704   $3,612   $  750    $ 10,186      $ 23,622
                                     ======    ======      ======    =====    =====    =====    =====      ======        ======
FIXED CHARGES:
Interest on debt..................  $ 5,627   $ 4,551     $ 9,455   $5,469   $1,480   $  501   $  291    $  7,849      $ 13,488
Amortization of debt costs........      306       221         504      460      208        0        0         306           504
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
Interest expense..................    5,933     4,772       9,959    5,929    1,688      501      291       8,155        13,992
Add:
  Capitalized interest............      297       361       1,249      399      218      490      165         297         1,249
  Interest on leased assets(1)....      346       272         545      326      250      139      122         346           545
                                     ------    ------      ------    -----    -----    -----    -----      ------        ------
  Fixed Charges...................  $ 6,576   $ 5,405     $11,753   $6,654   $2,156   $1,130   $  578    $  8,798      $ 15,786
                                     ======    ======      ======    =====    =====    =====    =====      ======        ======
Ratio of Earnings to Fixed
  Charges.........................    1.549     0.448(2)    2.010    1.096    1.254    3.196    1.298       1.158         1.496
                                     ======    ======      ======    =====    =====    =====    =====      ======        ======

---------------

(1) Represents the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to rental expense (approximately 25%).

(2) Earnings were not sufficient to cover fixed charges for the six months ended June 30, 1995. Additional earnings of $3.0 million would have been required to cover fixed charges for such period.